UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2004

URECOATS INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Quorum Business Center, 718 South Military Trail, Deerfield Beach, FL 33442
(Address of Principal Executive Offices and Zip Code)

(954) 428-8686
(Registrant’s Telephone Number, Including Area Code)

URECOATS INDUSTRIES INC.
FORM 8-K
AUGUST 20, 2004
INDEX

		Page

SECTION 8	OTHER EVENTS

	Item 8.01 - Other Events	3

SIGNATURES		4

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SECTION 8 - OTHER EVENTS

Item 8.01  Other Events.

Litigation

Jogular Painting, Inc., Plaintiff v. Urecoats Industries Inc., Urecoats Manufacturing, Inc. (n/k/a RSM
Technologies, Inc.) and Insurance Company X, Defendants

On August 20, 2004, the Registrant was served notice that on June 24, 2004 in the United States District Court for the District of Puerto Rico the Plaintiff filed a complaint against the Defendants alleging breach of an Exclusive Distribution Agreement for the territory of Puerto Rico that was incorporated in a Sales Agreement entered into between the parties on May 21, 2002. The Plaintiff’s complaint essentially alleges that on October 29, 2003, the Registrant arbitrarily terminated the Plaintiff’s "exclusivity" rights under its agreement with the Registrant and as a result, it sustained damages aggregating $3,754,000. The Registrant believes the complaint and alleged damages to be totally without merit, intends to vigorously defend itself and, among other things, will assert counterclaims for monies billed and remaining unpaid for goods delivered to the Plaintiff by the Registrant pursuant to the Plaintiff’s purchase order.

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SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 26, 2004	URECOATS INDUSTRIES INC.

		By:	/s/ Michael T. Adams
Michael T. Adams
President

Date:	August 26, 2004	URECOATS INDUSTRIES INC.

		By:	/s/ Dennis A. Dolnick
Dennis A. Dolnick
Chief Financial Officer

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